SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 31, 2018

THE TIMKEN COMPANY
(Exact Name of Registrant as Specified in its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130
(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Mt. Pleasant St. NW, North Canton, Ohio 44720-5450
(Address of Principal Executive Offices) (Zip Code)

(234) 262-3000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01     Regulation FD Disclosure.
On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act of 2017 (the “Act”). The Act includes a number of changes to the U.S. Internal Revenue Code that impact corporations, including a reduction in the statutory federal corporate income tax rate from 35% to 21% beginning in 2018. The Timken Company (the “Company”) is currently in the process of quantifying the impact of the Act on its overall tax position, including both one-time and ongoing.

Preliminarily, the Company expects the Act to result in a one-time net charge of approximately $35 million in the fourth quarter of 2017. This amount is comprised of (a) approximately $25 million of expense related to the taxation of unremitted foreign earnings, which is payable over eight (8) years beginning in 2018, and (b) approximately $10 million of expense related to the remeasurement of U.S. deferred tax balances to reflect the new U.S. corporate income tax rate.

For 2018, the Company currently expects that the Act will result in a net reduction in its global effective tax rate of approximately three (3) percentage points.

The above estimates are preliminary. Further information will be provided when the Company releases earnings for the fourth quarter and full-year of 2017, which has been scheduled for February 7, 2018, and in the Company’s 2017 Annual Report on Form 10-K to be filed in February 2018.

This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Forward-Looking Statements

Certain statements in this Current Report on Form 8-K (including statements regarding the Company's estimates and expectations) that are not historical in nature are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements regarding the Company's expectations for charges incurred in the fourth quarter of 2017 and the impact of the Act on the full-year 2018 global effective tax rate are forward-looking. The Company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including the possibility that the actual amounts and effects of the one-time tax charge and the reduction in the Company’s effective tax rate expected to result from the implementation of the Act might be different from the estimated amounts set forth herein. Additional factors are discussed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2016, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

	By:	/s/ Philip D. Fracassa
Philip D. Fracassa
Executive Vice President and Chief Financial Officer
Date:	January 31, 2018